Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 23, 2018 with respect to the financial statements and internal control over financial reporting of Northern Oil and Gas, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2017, amended by Amendment No. 1 on Form 10-K/A, which are incorporated by reference in this Registration Statement on Form S-8 filed on the date hereof. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

October 23, 2018